UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2021

READING INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Sepulveda Boulevard, Suite 300 Culver City, California		90230
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RDI	The NASDAQ Stock Market LLC
Class B Common Stock, $0.01 par value	RDIB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

As originally disclosed in Reading International, Inc.'s (the "Company") Quarterly Report on Form 10-Q for the three months ended March 31, 2020, as filed with the SEC on June 25, 2020, in January 2020, the Company, through its subsidiary, Reading Tammany Owner LLC ("Borrower"), exercised an option on its $50.0 million construction loan from Bank OZK (formerly known as Bank of the Ozarks) (the "BOZK Loan") to extend the maturity date to December 29, 2020. The BOZK Loan financed the non-equity portion of the construction costs of the redevelopment of its property at 44 Union Square in New York City. The 44 Union Square property, with approximately 73,113 net rentable square foot retail and office space, is in the lease-up phase following completion of construction (except for minor punch list items). The Company has guaranteed the BOZK Loan in certain respects pursuant to a Carve Out Guaranty.

On January 7, 2021, Borrower and the Company mutually entered into an agreement with Bank OZK extending the maturity date to March 31, 2021, increasing the interest rate to 17.5% (payable monthly in advance) and providing for "Minimum Collected Interest" of $1,800,000, in the event of any prepayment of the BOZK Loan. Borrower has, to date, drawn down approximately $40.8 million of the BOZK Loan. No additional extension fee was paid to Bank OZK in connection with such extension.

The extension has been procured in order to allow the Company additional time to retire the Bank OZK Loan in its entirety through (i) pursuit of refinancing of the 44 Union Square property and/or (ii) monetization of certain non-income producing properties identified by the Company as having reached a value not likely to be enhanced without significant capital investment.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined by the Securities Litigation Reform Act of 1995, including those related the Company's expectations regarding the potential sale of non-income producing properties and the timing and terms of any such sale, including its ability to retire or refinance the Bank OZK Loan; and the Company's expectations regarding the timing of the completion, lease and opening of the 44 Union Square project in New York City. Forward-looking statements reflect only the Company's expectations regarding future events and operating performance and necessarily speak only as of the date the information was prepared. No guarantees can be given that the Company's expectation will in fact be realized, in whole or in part. You can recognize these statements by the Company's use of words, such as “may,” “will,” “expect,” “believe,” and “anticipate” or other similar terminology.

Given the variety and unpredictability of the factors that will ultimately influence the Company's businesses and its results of operation, no guarantees can be given that any of the Company's forward-looking statements will ultimately prove to be correct. Actual results will undoubtedly vary and there is no guarantee as to how our securities will perform either when considered in isolation or when compared to other securities or investment opportunities.

We undertake no obligation to publicly update or to revise any of the Company's forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law. Accordingly, you should always note the date to which the Company's forward-looking statements speak.

Refer to Item 1A - Risk Factors – of our Annual Report on Form 10-K for the year ended December 31, 2019, as well as the risk factors set forth in any other filings made under the Securities Act of 1934, as amended, including any of our Quarterly Reports on Form 10-Q, for more information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.3
READING INTERNATIONAL, INC.

Date: January 13, 2021	By:	/s/ Gilbert Avanes
	Name:	Gilbert Avanes
	Title:	EVP, Chief Financial Officer and Treasurer